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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
             (Date of earliest event reported):  November 26, 1996



                           MARGAUX LIQUIDATION CORP.
                       ---------------------------------
                       (FORMERLY KNOWN AS MARGAUX, INC.)
            (Exact name of Registrant as specified in its charter.)




     Delaware                    2-83722                 94-2557374
---------------          ------------------------      ---------------
(State or other          (Commission File Number)       (IRS Employer
jurisdiction of                                        Identification
incorporation)                                            Number)




1266 West Paces Ferry Road, Suite 433, Atlanta, GA           30327
--------------------------------------------------        ----------
 (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code:  (404) 256-4456



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                           MARGAUX LIQUIDATION CORP.
                           -------------------------
                               CURRENT REPORT ON
                               -----------------
                                    FORM 8-K
                                    --------
                               NOVEMBER 26, 1996
                               -----------------



ITEM 5.  OTHER MATTERS.
------   -------------

                 As previously announced during 1995, Margaux sold substantially all of its assets to a subsidiary of Dover Diversified, Inc. ("Dover"). As a result of the sale of assets to Dover, the initial purchase price of $11,570,000 was allocated or disbursed by Dover to Margaux as follows:
(1) $225,000 was allocated as the estimated amount of warranty obligations of Margaux being assumed by Dover, (2) $500,000 was placed in escrow for nine months until December 6, 1995 to secure the indemnity obligations of Margaux to Dover for any breaches of Margaux's obligations or representations or warranties under the Asset Purchase Agreement, (3) $1,614,140.08 was paid to Margaux's secured lender (Lighthouse Financial), and (4) the balance of $9,230,859.92 was received by Margaux, of which $34,889 was subsequently refunded to Dover after the closing balance sheet was finalized.

                 On March 17, 1995, Margaux filed a Certificate of Dissolution with the Delaware Secretary of State and Margaux commenced the winding up of its affairs and the liquidation of its assets to its creditors. After making necessary initial reserves, the Board of Directors approved the initial distribution of $.20 per share to Margaux's stockholders on June 30, 1995. During the remainder of 1995, Margaux's Board of Directors continued to facilitate the winding up and liquidation of Margaux.

                 During February, 1996, Margaux entered into an Agreement of Settlement and Mutual Release with Dover and Kysor Industrial Corporation ("Kysor") to fully settle a Delaware lawsuit filed by Kysor. The lawsuit had been filed on December 19, 1994, in the Superior Court of New Castle County of Delaware. Kysor had alleged that Margaux breached a letter of intent with Kysor by negotiating and entering into the Asset Purchase Agreement with Dover for a higher sales price. Kysor had initially demanded judgment against Margaux for $300,000 for the alleged breach of the letter of intent, plus recovery for expenses in excess of $200,000. Pursuant to the settlement with Kysor, Margaux agreed to pay $430,000 to obtain a full release of any claims. As part of the earlier sale of assets to Dover, Dover had agreed to partially reimburse Margaux to the extent of any liability or settlement with Kysor. Pursuant to such agreement, Dover reimbursed Margaux for $200,000 of the settlement amount with Kysor.





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Margaux, Inc. Report on Form 8-K



                 From the approximately $9,200,000 received by Margaux from Dover, approximately $5,970,000 has been paid to date to various creditors or for administrative, legal or accounting expenses, and approximately $2,363,000 was previously distributed to shareholders. As of June, 1996, Margaux had funds of approximately $865,000, of which the Board of Directors reserved $25,000 for payment of current and potential future claims from creditors and anticipated future administrative, legal and accounting expenses. The Board of Directors authorized and subsequently disbursed $840,000 to the shareholders in the form of a second liquidation distribution.

                 In the event the reserve of approximately $25,000 is deemed to be no longer necessary by Margaux to satisfy any potential claims or administrative, legal or account expenses, the balance of such amount, if any, will be distributed to the shareholders during or about April, 1998.










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Margaux, Inc. Report on Form 8-K



                                   SIGNATURES
                                   ----------



                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                 DATED:  December 3, 1996

                                           MARGAUX LIQUIDATION CORP.
                                            (formerly known as Margaux, Inc.)


                                           By /s/ Leiv Lea
                                             ----------------------------------
                                              Leiv Lea,
                                                Chief Financial Officer